INTEGRAL VISION, INC.
AUDIT COMMITTEE CHARTER

Organization
This charter governs the operations of the audit committee.  The committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors.  The committee shall be appointed by the Board of Directors and effective June 14, 2001 shall comprise at least two directors, each of whom are independent of management and the Company.  Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company.  All committee members shall be financially literate, [or shall become financially literate within a reasonable period of time after appointment to the committee,] and at least one member shall have accounting or related financial management expertise.

Statement of Policy
The audit committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors, and management of the Company.  In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes
The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board.  Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements.  The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.  The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

INTEGRAL VISION, INC.
AUDIT COMMITTEE CHARTER
(Continued)

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities.  The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

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The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the audit committee, as representatives of the Company's shareholders.  The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend to the Board the replacement of the independent auditors.  The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.  Annually, the committee shall review and recommend to the board the selection of the Company’s independent auditors.

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The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation.  Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs.  Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

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The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q.  Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.  The chair of the committee may represent the entire committee for the purposes of this review.

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The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.  Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards, including matters required to be discussed by SAS 61.  The committee is to make a recommendation to the Board of Directors each year as to whether the audited financial statements be included in the Company’s Annual Report on Form 10-K filing with the Securities Exchange Commission.  The committee will review the required disclosures to be made by the Company in the annual proxy statement of the Company and approve such disclosures prior to filing with the Securities Exchange Commission.

Adopted May 24, 2000 and amended as of April 15, 2005